Exhibit 99.1

Contacts:
PR/Media Inquiries: Teresa Johnson Merit Medical	Investor Inquiries: Mike Piccinino, CFA, IRC Westwicke - ICR
+1-801-208-4295	+1-443-213-0509
tjohnson@merit.com	mike.piccinino@westwicke.com

FOR IMMEDIATE RELEASE

MERIT MEDICAL REPORTS RESULTS FOR
QUARTER ENDED JUNE 30, 2021

●	Q2 2021 reported revenue of $280.3 million, up 28.4% compared to Q2 2020
●	Q2 2021 constant currency revenue, organic* up 25.5% compared to Q2 2020
●	Q2 2021 GAAP EPS of $0.09, compared to GAAP loss per share of ($0.34) in Q2 2020
●	Q2 2021 non-GAAP EPS* of $0.62, compared to $0.31 in Q2 2020

*  Constant currency revenue; constant currency revenue, organic; core revenue; non-GAAP EPS; non-GAAP net income; non-GAAP operating income and margin; non-GAAP gross margin; and free cash flow are non-GAAP financial measures. A reconciliation of these financial measures to their most directly comparable GAAP financial measures is included under the heading “Non-GAAP Financial Measures” below.

SOUTH JORDAN, Utah, July 29, 2021 -- Merit Medical Systems, Inc. (NASDAQ: MMSI), a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy, today announced revenue of $280.3 million for the quarter ended June 30, 2021, an increase of 28.4% compared to the quarter ended June 30, 2020. Constant currency revenue, organic* for the second quarter of 2021 was up 25.5% compared to the prior year period.

Merit’s GAAP gross margin for the second quarter of 2021 was 44.3%, compared to GAAP gross margin of 38.6% for the prior year period. Merit’s non-GAAP gross margin* for the second quarter of 2021 was 48.7%, compared to non-GAAP gross margin* of 44.7% for the prior year period.

Merit’s GAAP net income for the second quarter of 2021 was $4.9 million, or $0.09 per share, compared to a GAAP net loss of ($19.1) million, or ($0.34) per share, for the second quarter of 2020. Merit’s non-GAAP net income* for the second quarter of 2021 was $35.3 million, or $0.62 per share, compared to non-GAAP net income* of $17.4 million, or $0.31 per share, for the prior year period.

Merit’s revenue by operating segment and product category for the three and six-month periods ended June 30, 2021, compared to the corresponding periods in 2020, was as follows (unaudited; in thousands, except for percentages):

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2021	2020	% Change	2021	2020
Cardiovascular
Peripheral Intervention	45.4%	$105,600	$72,635	24.3%	$198,514	$159,710
Cardiac Intervention	29.8%	85,653	66,005	15.7%	160,390	138,596
Custom Procedural Solutions	7.3%	48,636	45,319	1.2%	94,057	92,940
OEM	14.8%	32,403	28,218	6.8%	60,337	56,475
Total	28.3%	272,292	212,177	14.6%	513,298	447,721

Endoscopy
Endoscopy devices	29.7%	8,033	6,194	12.5%	15,940	14,175

Total	28.4%	$280,325	$218,371	14.6%	$529,238	$461,896

“We delivered better-than-expected revenue results for the second quarter, driven by strong execution and improving customer demand trends as the global recovery continues to progress,” said Fred P. Lampropoulos, Merit’s Chairman and Chief Executive Officer. “Other financial results for the second quarter were impressive as well; the combination of our strong top-line growth, and contributions from our multi-year strategic initiatives undertaken as part of our Foundations for Growth Program, resulted in significant expansion in our non-GAAP margins* and growth in our non-GAAP net income* and non-GAAP EPS* of 103% and 100%, respectively, year-over-year.”

Mr. Lampropoulos continued: “We are pleased with the strong financial results we have delivered over the first half of 2021 and remain optimistic in our outlook for measured improvement in the operating environment as we move through the remainder of 2021. We have updated our 2021 guidance as a result of our better-than-expected second quarter results and a more favorable outlook for growth in the second half of 2021. We now expect total revenue growth, on a constant currency basis*, of approximately 9% to 10% year-over-year and, importantly, excluding the impact of divestitures and product sales that uniquely benefitted from pandemic-related demand trends in 2020, our constant currency revenue guidance* now reflects growth of approximately 12% to 13% in 2021. We also continue to expect profitability improvement and notable free cash flow* generation driven by strong execution and contributions from our multi-year strategic initiatives undertaken as part of our Foundations for Growth Program.”

As of June 30, 2021, Merit had cash on hand of approximately $70.0 million, long term debt obligations of approximately $293 million, and available borrowing capacity of $444 million, compared to cash on hand of approximately $56.9 million, long term debt obligations of $352 million, and available borrowing capacity of $389 million as of December 31, 2020.

Updated Fiscal Year 2021 Financial Guidance

Based upon information currently available to Merit’s management, Merit is updating net revenue expectations for the year ending December 31, 2021. Absent material acquisitions, non-recurring transactions or other factors beyond Merit’s control, Merit now forecasts the following:

Financial Measure	Prior Guidance	Revised Guidance

Net Sales	$994 - $1,014 million	$1,060 - $1,070 million

GAAP
Net Income	$47.3 - $55.9 million	$43.2 - $51.8 million
Earnings Per Share	$0.83 - $0.98	$0.75 - $0.91

Non-GAAP
Net Income	$104.8 - $112.7 million	$118.8 - $127.1 million
Earnings Per Share	$1.84 - $1.98	$2.07 - $2.22

The updated net revenue range continues to assume a benefit from the changes in foreign currency exchange rates in the range of approximately $10.5 million to $11.5 million. The prior guidance range assumed growth of approximately 3.1% to 5.2% year over year and a benefit from changes in foreign currency exchange rates in the range of approximately $8.0 million to $8.5 million.

The updated fiscal year 2021 net revenue guidance range assumes:

●	Net revenue from the cardiovascular segment of between $1,028 million and $1,038 million, representing an increase of approximately 10% to 11% year-over-year as compared to net revenue of $934.2 million for the twelve months ended December 31, 2020. The prior guidance assumed growth of approximately 3.1% to 5.2% year-over-year.
●	Net revenue from the endoscopy segment of between $32.5 million and $32.7 million, representing an increase of approximately 9.6% to 10.2% year-over-year as compared to net revenue of $29.7 million for the twelve months ended December 31, 2020. The prior guidance assumed growth of approximately 4% to 7% year-over-year.

Merit’s financial guidance for the year ending December 31, 2021 is subject to risks and uncertainties identified in this release and Merit’s filings with the U.S. Securities and Exchange Commission (the “SEC”).

CONFERENCE CALL

Merit will hold its investor conference call (conference ID 3993753) today, Thursday, July 29, 2021, at 5:00 p.m. Eastern (4:00 p.m. Central, 3:00 p.m. Mountain, and 2:00 p.m. Pacific). The domestic telephone number is (844) 578-9672 and the international number is (508) 637-5656. A live webcast and slide deck will also be available at merit.com.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30,
	2021	December 31,
	(Unaudited)	2020
ASSETS
Current Assets
Cash and cash equivalents	$69,672	$56,916
Trade receivables, net	153,443	146,641
Other receivables	8,376	7,774
Inventories	194,524	198,019
Prepaid expenses and other assets	16,541	13,120
Prepaid income taxes	3,683	3,688
Income tax refund receivables	3,543	3,549
Total current assets	449,782	429,707

Property and equipment, net	373,801	382,728
Intangible assets, net	342,792	367,915
Goodwill	362,810	363,533
Deferred income tax assets	4,614	4,597
Operating lease right-of-use assets	70,767	78,240
Other assets	37,827	37,676
Total Assets	$1,642,393	$1,664,396

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Trade payables	$53,809	$49,837
Accrued expenses	135,013	111,944
Current portion of long-term debt	7,500	7,500
Current operating lease liabilities	11,721	12,903
Income taxes payable	2,561	2,820
Total current liabilities	210,604	185,004

Long-term debt	284,900	343,722
Deferred income tax liabilities	33,271	33,312
Long-term income taxes payable	347	347
Liabilities related to unrecognized tax benefits	1,016	1,016
Deferred compensation payable	17,055	16,808
Deferred credits	1,869	1,923
Long-term operating lease liabilities	65,841	70,941
Other long-term obligations	35,056	52,748
Total liabilities	649,959	705,821

Stockholders' Equity
Common stock	623,591	606,224
Retained earnings	373,677	357,803
Accumulated other comprehensive loss	(4,834)	(5,452)
Total stockholders' equity	992,434	958,575
Total Liabilities and Stockholders' Equity	$1,642,393	$1,664,396

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited; in thousands except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
NET SALES	$280,325	$218,371	$529,238	$461,896

COST OF SALES	156,186	134,155	293,205	273,896

GROSS PROFIT	124,139	84,216	236,033	188,000

OPERATING EXPENSES:
Selling, general and administrative	91,563	66,767	172,587	145,575
Research and development	17,593	14,026	33,867	28,898
Legal settlement	—	18,200	—	18,200
Impairment charges	4,283	3,875	4,283	7,720
Contingent consideration expense	1,805	343	2,207	5,240

Total operating expenses	115,244	103,211	212,944	205,633

INCOME (LOSS) FROM OPERATIONS	8,895	(18,995)	23,089	(17,633)

OTHER INCOME (EXPENSE):
Interest income	92	88	564	167
Interest expense	(1,386)	(2,715)	(2,923)	(5,859)
Other expense - net	(736)	(678)	(1,171)	(967)

Total other expense — net	(2,030)	(3,305)	(3,530)	(6,659)

INCOME (LOSS) BEFORE INCOME TAXES	6,865	(22,300)	19,559	(24,292)

INCOME TAX EXPENSE (BENEFIT)	1,949	(3,242)	3,685	(2,080)

NET INCOME (LOSS)	$4,916	$(19,058)	$15,874	$(22,212)

EARNINGS (LOSS) PER COMMON SHARE:
Basic	$0.09	$(0.34)	$0.28	$(0.40)

Diluted	$0.09	$(0.34)	$0.28	$(0.40)

WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	56,061	55,406	55,890	55,326

Diluted	57,277	55,406	57,128	55,326

Non-GAAP Financial Measures

Although Merit’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”), Merit’s management believes that certain non-GAAP financial measures referenced in this release provide investors with useful information regarding the underlying business trends and performance of Merit’s ongoing operations and can be useful for period-over-period comparisons of such operations. Non-GAAP financial measures used in this release include:

●	constant currency revenue;
●	constant currency revenue, organic;
●	core revenue;
●	non-GAAP gross margin;
●	non-GAAP operating income and margin;
●	non-GAAP net income;
●	non-GAAP earnings per share; and
●	free cash flow.

Merit’s management team uses these non-GAAP financial measures to evaluate Merit’s profitability and efficiency, to compare operating and financial results to prior periods, to evaluate changes in the results of its operating segments, and to measure and allocate financial resources internally. However, Merit’s management does not consider such non-GAAP measures in isolation or as an alternative to measures determined in accordance with GAAP.

Readers should consider non-GAAP measures used in this release in addition to, not as a substitute for, financial reporting measures prepared in accordance with GAAP. These non-GAAP financial measures generally exclude some, but not all, items that may affect Merit’s net income. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management about which items are excluded. Merit believes it is useful to exclude such items in the calculation of non-GAAP earnings per share, non-GAAP gross margin, non-GAAP operating income and margin, and non-GAAP net income (in each case, as further illustrated in the reconciliation tables below) because such amounts in any specific period may not directly correlate to the underlying performance of Merit’s business operations and can vary significantly between periods as a result of factors such as acquisition or other extraordinary transactions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, corporate transformation expenses, governmental proceedings or changes in tax or industry regulations, gains or losses on disposal of certain assets, and debt issuance costs. Merit may incur similar types of expenses in the future, and the non-GAAP financial information included in this release should not be viewed as a statement or indication that these types of expenses will not recur. Additionally, the non-GAAP financial measures used in this release may not be comparable with similarly titled measures of other companies. Merit urges readers to review the reconciliations of its non-GAAP financial measures to the comparable GAAP financial measures, and not to rely on any single financial measure to evaluate Merit’s business or results of operations.

Constant Currency Revenue

Merit’s constant currency revenue is prepared by converting the current-period reported revenue of subsidiaries whose functional currency is a currency other than the U.S. dollar at the applicable foreign exchange rates in effect during the comparable prior-year period, and adjusting for the effects of hedging transactions on reported revenue, which are recorded in the U.S. The constant currency revenue adjustments of ($6.2) million and ($10.0) million to reported revenue for the three and six-month periods ended June 30, 2021 were calculated using the applicable average foreign exchange rates for the three and six-month periods ended June 30, 2020, respectively.

Constant Currency Revenue, Organic

Merit’s constant currency revenue, organic, is defined, with respect to prior fiscal year periods, as GAAP revenue. With respect to current fiscal year periods, constant currency revenue, organic, is defined as constant currency revenue (as defined above), less revenue from certain acquisitions. For the three and six-month periods ended June 30, 2021, Merit’s constant currency revenue, organic, excludes revenues attributable to the acquisition of KA Medical, LLC in November 2020.

Core Revenue

For the three and six-month periods ended June 30, 2020, Merit’s core revenue excludes revenues attributable to its distribution agreement with NinePoint Medical, Inc., which was suspended during the first quarter of 2020, revenues attributable to the manufacture of Merit’s Hypotube product which was divested in August 2020, revenues attributable to the ITL Healthcare Pty Ltd (“ITL”) procedure pack business in Australia which was closed in December 2020, and revenue attributable to sales of the CulturaTM nasopharyngeal swabs and test kits (which benefited from high demand in 2020 resulting from the COVID-19 pandemic but which are not expected to contribute significant revenue in the future).

With respect to the three and six-month periods ended June 30, 2021, core revenue is defined as constant currency revenue, organic (as defined above), less revenue attributable to sales of the Cultura nasopharyngeal swabs and test kits, and revenue attributable to the final sales of products from the closed ITL procedure pack business in the first quarter of 2021.

Non-GAAP Gross Margin

Non-GAAP gross margin is calculated by reducing GAAP cost of sales by amounts recorded for amortization of intangible assets, certain inventory write-offs, and inventory mark-up related to acquisitions, divided by reported net sales.

Non-GAAP Operating Income and Margin

Non-GAAP operating income is calculated by adjusting GAAP operating income (loss) for certain items which are deemed by Merit’s management to be outside of core operations and vary in amount and frequency among periods, such as expenses related to new acquisitions, non-cash expenses related to amortization or write-off of previously acquired tangible and intangible assets, certain severance expenses, performance-based stock compensation expenses, corporate transformation expenses, expenses resulting from non-ordinary course litigation or administrative proceedings and resulting settlements, governmental proceedings or changes in industry regulations, as well as other items referenced in the tables below. Non-GAAP operating margin is calculated by dividing non-GAAP operating income by reported net sales.

Non-GAAP Net Income

Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the items set forth in the definition of non-GAAP operating income above, as well as for expenses related to debt issuance costs, gains or losses on disposal of certain assets, changes in tax regulations, and other items set forth in the tables below.

Non-GAAP EPS

Non-GAAP EPS is defined as non-GAAP net income divided by the diluted shares outstanding for the corresponding period.

Free Cash Flow

Free cash flow is defined as cash flow from operations calculated in accordance with GAAP, less capital expenditures calculated in accordance with GAAP, as set forth in the consolidated statement of cash flows.

Non-GAAP Financial Measure Reconciliations

The following tables set forth supplemental financial data and corresponding reconciliations of non-GAAP financial measures to Merit’s corresponding financial measures prepared in accordance with GAAP, in each case, for the three and six-month periods ended June 30, 2021 and 2020. The non-GAAP income adjustments referenced in the following tables do not reflect non-performance-based stock compensation expense of approximately $1.8 million and $2.4 million for the three-month periods ended June 30, 2021 and 2020, respectively, and approximately $4.4 million and $4.7 million for the six-month periods ended June 30, 2021 and 2020.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Three Months Ended
	June 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$6,865	$(1,949)	$4,916	$0.09

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	10,631	(2,640)	7,991	0.14
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	1,805	6	1,811	0.03
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	1,788	(448)	1,340	0.02
Performance-based share-based compensation (b)	1,343	(168)	1,175	0.02
Corporate transformation and restructuring (c)	7,316	(1,816)	5,500	0.10
Acquisition-related	826	(205)	621	0.01
Medical Device Regulation expenses (d)	1,013	(251)	762	0.01
Other (e)	6,236	(355)	5,881	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(37)	114	0.00

Non-GAAP net income	$43,877	$(8,546)	$35,331	$0.62

Diluted shares				57,277

	Three Months Ended
	June 30, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(22,300)	$3,242	$(19,058)	$(0.34)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	12,807	(3,300)	9,507	0.17
Inventory write-off (a)	345	(104)	241	0.00
Inventory mark-up related to acquisitions	146	(37)	109	0.00
Operating Expenses
Contingent consideration expense	343	45	388	0.01
Impairment charges	3,875	(1,100)	2,775	0.05
Amortization of intangibles	1,975	(533)	1,442	0.03
Performance-based share-based compensation (b)	1,064	(140)	924	0.02
Corporate transformation and restructuring (c)	1,676	(477)	1,199	0.02
Acquisition-related	340	(84)	256	0.00
Medical Device Regulation expenses (d)	303	(78)	225	0.00
Other (e)	20,492	(1,226)	19,266	0.34
Other (Income) Expense
Amortization of long-term debt issuance costs	151	(39)	112	0.00

Non-GAAP net income	$21,217	$(3,831)	$17,386	$0.31

Diluted shares (f)				56,250

Note: Certain per share impacts may not sum to totals due to rounding.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income

(Unaudited; in thousands except per share amounts)

	Six Months Ended
	June 30, 2021
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net income	$19,559	$(3,685)	$15,874	$0.28

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	21,310	(5,292)	16,018	0.28
Inventory write-off (a)	1,620	(202)	1,418	0.02
Operating Expenses
Contingent consideration expense	2,207	14	2,221	0.04
Impairment charges	4,283	(481)	3,802	0.07
Amortization of intangibles	3,604	(902)	2,702	0.05
Performance-based share-based compensation (b)	2,359	(287)	2,072	0.04
Corporate transformation and restructuring (c)	12,761	(3,162)	9,599	0.17
Acquisition-related	5,608	(1,390)	4,218	0.07
Medical Device Regulation expenses (d)	1,394	(346)	1,048	0.02
Other (e)	6,375	(389)	5,986	0.10
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(75)	227	0.00

Non-GAAP net income	$81,382	$(16,197)	$65,185	$1.14

Diluted shares				57,128

	Six Months Ended
	June 30, 2020
	Pre-Tax	Tax Impact	After-Tax	Per Share Impact
GAAP net loss	$(24,292)	$2,080	$(22,212)	$(0.40)

Non-GAAP adjustments:
Cost of Sales
Amortization of intangibles	25,624	(6,604)	19,020	0.34
Inventory write-off (a)	1,776	(472)	1,304	0.02
Inventory mark-up related to acquisitions	146	(37)	109	0.00
Operating Expenses
Contingent consideration expense	5,240	66	5,306	0.09
Impairment charges	7,720	(1,193)	6,527	0.12
Amortization of intangibles	4,157	(1,124)	3,033	0.05
Performance-based share-based compensation (b)	1,511	(192)	1,319	0.02
Corporate transformation and restructuring (c)	3,452	(920)	2,532	0.05
Acquisition-related	647	(164)	483	0.01
Medical Device Regulation expenses (d)	603	(155)	448	0.01
Other (e)	22,075	(1,634)	20,441	0.36
Other (Income) Expense
Amortization of long-term debt issuance costs	302	(78)	224	0.00

Non-GAAP net income	$48,961	$(10,427)	$38,534	$0.69

Diluted shares (f)				56,133

Note: Certain per share impacts may not sum to totals due to rounding

Reconciliation of Reported Operating Income (Loss) to Non-GAAP Operating Income

(Unaudited; in thousands except percentages)

	Three Months Ended		Three Months Ended		Six Months Ended		Six Months Ended
	June 30, 2021		June 30, 2020		June 30, 2021		June 30, 2020
	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales	Amounts	% Sales
Net Sales as Reported	$280,325		$218,371		$529,238		$461,896

GAAP Operating Income (Loss)	8,895	3.2%	(18,995)	(8.7)%	23,089	4.4%	(17,633)	(3.8)%
Cost of Sales
Amortization of intangibles	10,631	3.8%	12,807	5.8%	21,310	4.0%	25,624	5.6%
Inventory write-off (a)	1,620	0.6%	345	0.2%	1,620	0.3%	1,776	0.5%
Inventory mark-up related to acquisitions	—	—	146	0.1%	—	—	146	0.0%
Operating Expenses
Contingent consideration expense	1,805	0.6%	343	0.2%	2,207	0.4%	5,240	1.1%
Impairment charges	4,283	1.5%	3,875	1.8%	4,283	0.8%	7,720	1.7%
Amortization of intangibles	1,788	0.6%	1,975	0.9%	3,604	0.7%	4,157	0.9%
Performance-based share-based compensation (b)	1,343	0.5%	1,064	0.5%	2,359	0.4%	1,511	0.3%
Corporate transformation and restructuring (c)	7,316	2.6%	1,676	0.8%	12,761	2.4%	3,452	0.7%
Acquisition-related	826	0.3%	340	0.1%	5,608	1.1%	647	0.1%
Medical Device Regulation expenses (d)	1,013	0.4%	303	0.1%	1,394	0.3%	603	0.1%
Other (e)	6,236	2.2%	20,492	9.4%	6,375	1.2%	22,075	4.8%

Non-GAAP Operating Income	$45,756	16.3%	$24,371	11.2%	$84,610	16.0%	$55,318	12.0%

Note: Certain percentages may not sum to totals due to rounding

a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.
b)	Represents performance-based share-based compensation expense, including stock-settled and cash-settled awards.
c)	Includes severance related to corporate initiatives, write-offs and valuation adjustments of other long-term assets associated with restructuring activities, expenses related to Merit’s Foundations for Growth program, and other transformation costs.
d)	Represents incremental expenses incurred to comply with the Medical Device Regulation (“MDR”) in Europe.
e)	The 2021 periods include accrued contract termination costs of $6.1 million to renegotiate certain terms of an acquisition agreement and costs to comply with Merit’s settlement agreement with the U.S. Department of Justice. The 2020 periods include a settlement of $18.2 million with the U.S. Department of Justice (“DOJ”) to fully resolve the DOJ’s investigation, costs incurred in responding to the DOJ inquiry, activist shareholder recovery fees, and expense from abandoned patents.
f)	For the three and six-months periods ended June 30, 2020, the non-GAAP net income per diluted share calculation includes approximately 844,000 and 807,000 shares, respectively, that were excluded from the GAAP net loss per diluted share calculation.

Reconciliation of Reported Revenue to Constant Currency Revenue (Non-GAAP), Constant Currency Revenue, Organic (Non-GAAP), and Core Revenue (Non-GAAP)

(Unaudited; in thousands except percentages)

		Three Months Ended			Six Months Ended
		June 30,			June 30,
	% Change	2021	2020	% Change	2021	2020
Reported Revenue	28.4%	$280,325	$218,371	14.6%	$529,238	$461,896

Add: Impact of foreign exchange		(6,173)	—		(9,999)	—

Constant Currency Revenue (a)	25.5%	$274,152	$218,371	12.4%	$519,239	$461,896

Less: Revenue from certain acquisitions		(72)	—		(110)	—

Constant Currency Revenue, Organic (a)	25.5%	$274,080	$218,371	12.4%	$519,129	$461,896

Less: Revenue from Cultura		(512)	(4,566)		(1,451)	(4,566)
Less: Revenue from certain dispositions		—	(2,171)		(179)	(5,700)

Core Revenue (a)	29.3%	$273,568	$211,634	14.6%	$517,499	$451,630

(a)	A non-GAAP financial measure. For a definition of this and other non-GAAP financial measures, see the Non-GAAP Financial Measures section above in this release.

Reconciliation of Reported Gross Margin to Non-GAAP Gross Margin (Non-GAAP)

(Unaudited; as a percentage of reported revenue)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2021	2020	2021	2020
Reported Gross Margin	44.3%	38.6%	44.6%	40.7%

Add back impact of:
Amortization of intangibles	3.8%	5.9%	4.0%	5.6%
Inventory write-off (a)	0.6%	0.1%	0.3%	0.4%
Inventory mark-up related to acquisitions	—	0.1%	—	0.0%

Non-GAAP Gross Margin	48.7%	44.7%	48.9%	46.7%

Note: Certain percentages may not sum to totals due to rounding

(a)	Represents the write-off of inventory related to the divestiture or exit of certain businesses or product lines.

ABOUT MERIT

Founded in 1987, Merit Medical Systems, Inc. is a leading manufacturer and marketer of proprietary medical devices used in interventional, diagnostic and therapeutic procedures, particularly in cardiology, radiology, oncology, critical care and endoscopy. Merit serves client hospitals worldwide with a domestic and international sales force and clinical support team totaling in excess of 500 individuals. Merit employs approximately 6,300 people worldwide with facilities in South Jordan, Utah; Pearland, Texas; Richmond, Virginia; Aliso Viejo, California; Maastricht and Venlo, The Netherlands; Paris, France; Galway, Ireland; Beijing, China; Tijuana, Mexico; Joinville, Brazil; Ontario, Canada; Melbourne, Australia; Tokyo, Japan; Reading, United Kingdom; Johannesburg, South Africa; and Singapore.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained in this release which are not purely historical, including, without limitation, statements regarding Merit’s forecasted plans, net sales, net income or loss (GAAP and non-GAAP), operating income and margin (GAAP and non-GAAP), gross margin (GAAP and non-GAAP), earnings per share (GAAP and non-GAAP), free cash flow, and other financial measures, the potential impact, scope and duration of, and Merit’s response to, the COVID-19 pandemic and the potential for recovery from that pandemic, future growth and profit expectations or forecasted economic conditions, or the implementation of, and results achieved through, Merit’s Foundations for Growth program or other expense reduction initiatives, or the development and commercialization of new products, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to risks and uncertainties such as those described in Merit’s Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”) and other filings with the SEC. Such risks and uncertainties include inherent risks and uncertainties relating to Merit’s internal models or the projections in this release; risks and uncertainties associated with the COVID-19 pandemic and Merit’s response thereto; disruptions in Merit’s supply chain, manufacturing or sterilization processes; risks relating to Merit’s potential inability to successfully manage growth through acquisitions generally, including the inability to effectively integrate acquired operations or products or commercialize technology developed internally or acquired through completed, proposed or future transactions; negative changes in economic and industry conditions in the United States or other countries; risks and uncertainties associated with Merit’s information technology systems, including the potential for breaches of security and evolving regulations regarding privacy and data protection; governmental scrutiny and regulation of the medical device industry, including governmental inquiries, investigations and proceedings involving Merit; litigation and other judicial proceedings affecting Merit; restrictions on Merit’s liquidity or business operations resulting from its debt agreements; infringement of Merit’s technology or the assertion that Merit’s technology infringes the rights of other parties; product recalls and product liability claims; changes in customer purchasing patterns or the mix of products Merit sells; expenditures relating to research, development, testing and regulatory approval or clearance of Merit’s products and risks that such products may not be developed successfully or approved for commercial use; reduced availability of, and price increases associated with, commodity components; the potential of fines, penalties or other adverse consequences if Merit’s employees or agents violate the U.S. Foreign Corrupt Practices Act or other laws or regulations; laws and regulations targeting fraud and abuse in the healthcare industry; potential for significant adverse changes in governing regulations, including reforms to the procedures for approval or clearance of Merit’s products by the U.S. Food & Drug Administration or comparable regulatory authorities in other jurisdictions; changes in tax laws and regulations in the United States or other countries; termination of relationships with Merit’s suppliers, or failure of such suppliers to perform; fluctuations in exchange rates; concentration of a substantial portion of Merit’s revenues among a few products and procedures; development of new products and technology that could render Merit’s existing or future products obsolete; market acceptance of new products; volatility in the market price of Merit’s common stock; modification or limitation of governmental or private insurance reimbursement policies; changes in healthcare policies or markets related to healthcare reform initiatives; failure to comply with applicable environmental laws; changes in key personnel; work stoppage or transportation risks; failure to introduce products in a timely fashion; price and product competition; availability of labor and materials; fluctuations in and obsolescence of inventory; and other factors referenced in the 2020 Annual Report and other materials filed with the SEC. All subsequent forward-looking statements attributable to Merit or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Actual results will likely differ, and may differ materially, from anticipated results. Financial estimates are subject to change and are not intended to be relied upon as predictions of future operating results. Those estimates and all other forward-looking statements included in this document are made only as of the date of this document, and except as otherwise required by applicable law, Merit assumes no obligation to update or disclose revisions to estimates and all other forward-looking statements.

TRADEMARKS

Unless noted otherwise, trademarks and registered trademarks used in this release are the property of Merit Medical Systems, Inc. and its subsidiaries in the United States and other jurisdictions.

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